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                                                                    Exhibit 23.1



               Consent of Aronson & Company, Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-40240) pertaining to the Digex, Incorporated 401(k) Plan of Digex, Incorporated of our report dated June 13, 2002, except for Note 8, as to which the date is June 25, 2002, with respect to the financial statements and schedule of the Digex, Incorporated 401(k) Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2001.

                                                          /s/ Aronson & Company

Rockville, Maryland
June 27, 2002

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